EXHIBIT 99.1

Tandy Brands Provides Update on Current Events

  Announces Resignation of Chairman, Chief Executive Officer and President
  Announces Transition Plan for Management Structure

DALLAS, Aug. 27, 2013 (GLOBE NEWSWIRE) -- Tandy Brands Accessories, Inc. (Nasdaq:TBAC) today announced that Mr. N. Roderick McGeachy, III had submitted his resignation as Chairman of the Board, Chief Executive Officer and President and a director of the Company, effective September 6, 2013.

Mr. McGeachy's resignation was not a result of any disagreement with the Company or other members of management. Mr. McGeachy is expected to return to North Carolina to pursue other opportunities and to be closer to family.

The Company announced that Mr. Roger Hemminghaus, a director since June 2000 and the Company's lead independent director, has been appointed as the Company's interim Chief Executive Officer and Chairman of the Board. Mr. Hemminghaus has extensive knowledge of the Company's operations and significant experience in leadership positions within publicly-traded companies.

"The Board of Directors would like to thank Rod for his leadership over the past five years", said Mr. Hemminghaus. "While we wish him well in the next chapter of his life, we are pleased that we have a strong management team in place to ensure a smooth transition."

The Company announced that certain of the duties undertaken by Mr. McGeachy will be filled by existing members of the Company's executive team, all of whom will report to Mr. Hemminghaus. This team consists of:

  Mr. John A. Lacy, who has been named Executive Vice President – Technology & Operations
  Mr. Robert J. McCarten, who has been named Executive Vice President and President – Tandy Brands
  Mr. Joseph C. Talley, who has been named Executive Vice President and Chief Financial Officer

"With new capital in place and our restructuring efforts complete, our experienced team is focused on executing the key initiatives necessary to return the company to profitability," said Mr. Hemminghaus.

About Tandy Brands

Tandy Brands is a leading designer and marketer of branded men's, women's and children's accessories, including belts, gifts, small leather goods and bags. Merchandise is marketed under various national as well as private brand names through all major retail distribution channels.

Safe Harbor Language

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company has based these forward-looking statements on its current expectations about future events, estimates and projections about the industry in which it operates. Forward-looking statements are not guarantees of future performance. Actual results may differ materially from those suggested by these forward-looking statements as a result of a number of known and unknown risks and uncertainties that are difficult to predict, including, without limitation, our ability to successfully capitalize on our restructuring initiatives, the Company's ability to service its debt, its ability to comply with the covenants contained in its new financing arrangements, general economic and business conditions, competition in the accessories and gifts markets, acceptance of the Company's product offerings and designs, issues relating to distribution, the termination or non-renewal of any material licenses, the Company's ability to maintain proper inventory levels, and a significant decrease in business from or loss of any major customers or programs. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. Except as required under federal securities laws and the rules and regulations of the United States Securities and Exchange Commission, the Company does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

CONTACT: Investor Relations
         Chuck Talley
         Chief Financial Officer
         214-519-5200